SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

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Item 5.07   Submission of Matters to a Vote of Security Holders

On June 16, 2010 Mission Community Bancorp (the "Company") held its Annual Meeting of Shareholders, with the following matters being approved:

Election of Directors.  The following ten persons were elected to serve on the Board of Directors until the 2011 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce M. Breault	2,812,126	23,581	257,696
William B. Coy	2,812,126	23,581	257,696
Howard N. Gould	2,829,007	6,700	257,696
Richard Korsgaard	2,812,126	23,581	257,696
James W. Lokey	2,829,007	6,700	257,696
Anita M. Robinson	2,812,126	23,581	257,696
Gary E. Stemper	2,812,126	23,581	257,696
Brooks W. Wise	2,812,126	23,581	257,696
Karl F. Wittstrom	2,812,126	23,581	257,696
Stephen P. Yost	2,829,007	6,700	257,696

Ratification of Appointment of Public Accountants:  The ratification of the appointment of Perry-Smith, LLP as independent auditors for the Company for the 2010 fiscal year was approved by a majority vote of shareholders as follows:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Ratification of Appointment	3,093,003	-0-	400	-0-

Item 8.01. Other Events

On June 15, 2010 there was a second and final closing (the “Second Closing”) under that certain Securities Purchase Agreement dated December 22, 2009, as amended by Amendment No. 1 to Securities Purchase Agreement dated March 17, 2010 and Amendment No. 2 to Securities Purchase Agreement dated May 26, 2010 (collectively the “Securities Purchase Agreement”), by and between Mission Community Bancorp (the “Company”) and Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as General Partner of each of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund—CA, L.P.  (the “Investors”).  At the Second Closing the Investors purchased an aggregate of 3,000,000 shares of the common stock of the Company paired with warrants to purchase 3,000,000 shares of the common stock of the Company for an aggregate purchase price

3266.003/352647.1

of $15.0 million.  The warrants are exercisable for a term of five years from issuance at an exercise price of $5.00 per share and contain customary anti-dilution provisions.  It is intended that the Company will use a substantial majority of the proceeds from the Second Closing to enable a newly-formed wholly-owned subsidiary of the Company to purchase from the Company’s wholly-owned banking subsidiary, Mission Community Bank, certain non-performing loans and other real estate owned assets.

Prior to the Second Closing, the Manager was the majority shareholder of the Company beneficially owning 2,333,334 shares of the common stock of the Company (not including warrants) or 69.7% of the issued and outstanding shares of the Company.  Following the Second Closing, the Manager beneficially owns 5,333,334 shares of the common stock of the Company (not including warrants) or 84.1% of the issued and outstanding shares of the Company.

In accordance with the terms of the Securities Purchase Agreement, the Company will conduct a rights offering to its existing shareholders, currently anticipated to commence late in the third quarter or early in the fourth quarter of 2010, pursuant to which each shareholder will be offered the right to purchase shares of the Company’s common stock paired with a warrant at a price of $5.00 per unit of common stock and warrant.  The warrants issuable in the rights offering will be for a term of five (5) years and will be exercisable at a price of $5.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2010                                                                           MISSION COMMUNITY BANCORP

By: /s/ Anita M. Robinson_________
Anita M. Robinson, President